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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statements No. 33-34555 and 33-55437, Registration Statements No. 33-27356, 333-35877 and 333-45931 of Universal Foods Corporation on Form S-8 and Registration Statement No. 333-67015 of Universal Foods Corporation on Form S-3 of our reports dated November 11, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of Universal Foods Corporation for the year ended September 30, 1999.


DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
December 28, 1999